                                                        EXECUTION COPY

        FOURTH AMENDMENT, WAIVER AND CONSENT dated as of January 14, 1997 ("Amendment") to LOAN AND SECURITY AGREEMENT dated as of October 18, 1995 (as amended through the date hereof, the "Loan Agreement") among SMITH TECHNOLOGY CORPORATION ("Smith Technology"), formerly known as Smith Environmental Technologies Corporation, BCM ENGINEERS INC., a Pennsylvania corporation, BCM ENGINEERS INC., an Alabama corporation, RIEDEL ENVIRONMENTAL SERVICES INC., each of the Lenders which are or which may become parties to the Loan Agreement and THE CHASE MANHATTAN BANK, formerly known as Chemical Bank, as Agent for the Lenders. Terms which are capitalized herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

        WHEREAS, Smith Technology has requested that the Agent and the Lenders
(i) waive as separate Events of Default the failure of Smith Technology and its Subsidiaries to comply with certain covenants, including financial covenants, contained in the Loan Agreement, and (ii) amend the Loan Agreement in various respects, and the Agent and each of the Lenders have so agreed, upon the terms and subject to the conditions set forth in this Amendment;

        NOW, THEREFORE, in consideration of the mutual promises contained herein, the amendment of certain terms and provisions of the Loan Agreement, the payment of the fee described in Section 6(g) hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:

        1. Waiver of Compliance Conditions; Consent. Upon the fulfillment of the conditions set forth in Section 6 hereof, effective as of January 14, 1997, each of the Lenders and the Agent waives as a condition precedent to the payment of the ESOP Dividend Smith Technology's fulfillment of the Compliance Conditions and each of the Lenders and the Agent consents to the payment in cash to the ESOP or other holders of the ESOP Stock of the ESOP Dividend for the fiscal quarters ending in June, 1996, September, 1996 and December, 1996, provided that (a) the last of such payments shall have been made no later than June 30, 1997, (b) the aggregate amount of such payments shall not exceed the sum of $420,000 and (c) immediately after giving effect to any such payment, the Borrowers shall have, on a combined basis, Excess Availability of at least $1.00.

        2. Redemption of ESOP Stock; Waiver and Consent. Upon the fulfillment of the conditions set forth in Section 6 hereof, effective as of January 14, 1997, each of the Lenders and the Agent consents to the redemption of up to $860,000, in the aggregate, of ESOP Stock for the period commencing January 1, 1996 and ending February 28, 1997 provided that (a) not more than $290,000 of the cost of such redemption is paid for in cash together with $13,000 of accrued dividends related to such redeemed ESOP Stock, (b) such cash payment or payments are made not later than June 30, 1997, (c) the debt securities issued in connection with such redemption, by their terms, provide for the payment of interest at an annual rate not to exceed three percent (3%) over the Prime Rate and for amortization of principal consistent with the provisions of the Stock Repurchase Agreement as in effect on the date hereof, (d) the original principal amount of such debt securities, in the aggregate, does not exceed $570,000 and (e) immediately after giving effect to any such payment, the Borrowers shall have, on a combined basis, Excess Availability of at least $1.00.

        3. Waiver of Financial Covenants and other Violations of Loan Agreement. Upon the fulfillment of the conditions set forth in Section 6 hereof, effective as of January 14, 1997, each of the Lenders and the Agent waives (a) as an Event of Default the failure of the Borrowers to immediately repay the "Overadvance" upon the creation thereof, as such term is defined in the Forbearance Agreement dated as of June 7, 1996 (as amended through the date hereof, the "Forbearance Agreement") among the Borrowers, BCM-Alabama, the Agent and the Lenders and (b) the financial covenant violations described in paragraphs (a) through (e) below and the defaults described in paragraph (f) through (i) below as Events of Default, the waiver set forth in this clause (b) with respect to such financial covenant violations to be effective for the nine month period ending on the last day of the fiscal month of September, 1996:

                (a) the failure of Smith Technology and its Subsidiaries, on a consolidated basis, to have a Net Loss of no greater than $100,000 for each of the fiscal quarters ending in March, 1996, June, 1996 and September, 1996 as required under paragraph 14(o)(i);

                (b) the failure of Smith Technology and its Subsidiaries, on a consolidated basis, to maintain a Tangible Net Worth of not less than (i) $5,800,000 at all times during the period from December 31, 1995 through March 30, 1996, (ii) $6,400,000 at all times during the period from March 31, 1996 through June 29, 1996, (iii) $8,400,000 at all times during the period from June 30, 1996 through September 29, 1996 and (iv) $10,400,000 at all times during the period from September 30, 1996 through November 29, 1996, as required under paragraph 14(o)(ii), provided that the actual Tangible Net Worth of Smith Technology and its Subsidiaries, on a consolidated basis, is not less than $3,500,000 at all times during the period from June 30, 1996 through September 29, 1996;

                (c) the failure of Smith Technology and its Subsidiaries, on a consolidated basis, to maintain an interest coverage ratio as of the end of (i) the two fiscal quarters ending in March, 1996 or not less than 2.00 to 1.00, (ii) the three fiscal quarters ending in June, 1996 of not less than 2.75 to 1.00 and (iii) the four fiscal quarters ending in September, 1996 of not less than
                3.00 to 1.00, as required under paragraph 14(o)(iii);

                (d) the failure of Smith Technology and its Subsidiaries, on a consolidated basis, to maintain a debt service coverage ratio as of the end of (i) the two fiscal quarters ending in March, 1996 of not less than .85 to 1.00, (ii) the three fiscal quarters ending in June, 1996 of not less than

                1.50 to 1.00 and (iii) the four fiscal quarters ending in September, 1996 of not less than 1.90 to 1.00, as required under paragraph 14(o)(v);

                (e) the failure of Smith Technology and its Subsidiaries, on a consolidated basis, to have an amount of Funded Indebtedness of not greater than (i) 14 times FFO minus Capital Expenditures, as of the two fiscal quarters ending in March, 1996, (ii) 9 times FFO minus Capital Expenditures, as of the three fiscal quarters ending in June, 1996 and (iii) 7 times FFO minus Capital Expenditures, as of the four fiscal quarters ending in September, 1996 as required under paragraph 14(o)(vii);

                (f) the failure of Riedel to make certain scheduled payments (the "EPA Payments") when due in accordance with the Terms of Payment attached as Exhibit 1 to the Consent Judgment, provided that a final resolution of the payment or satisfaction of the EPA Payments (which may include the netting of such EPA Payments against amounts owing to Riedel by the U.S. Environmental Protection Agency) shall have occurred no later than June 30, 1997, the terms and conditions of which shall be satisfactory to the Agent, and provided further that no action be taken and no proceeding be commenced to execute, levy or foreclose upon, or enforce, the Consent Judgment;

                (g) the failure of Smith Technology to file when due, for itself or on behalf of any Subsidiary, tax returns in respect of the following taxes and periods, provided that in each case, and in all such cases, collectively, such failure has not had, nor is reasonably likely to have, a Material Adverse Effect; federal corporate income tax returns covering the period from March 1, 1995 through February 28, 1996 and related state income tax returns;

                (h) the failure of Smith Technology to pay personal property taxes due Multnomah County, Oregon, assessed on plant and equipment owned by Smith Technology and located at Portland, Oregon, provided the aggregate amount of such taxes, together with interest and penalties, if any, accrued thereon, shall not exceed $218,000, and provided further that Smith Technology is diligently contesting the payment of such taxes in good faith and by appropriate proceedings;

                (i) the failure of Smith Technology to pay sales and use taxes due the State of New Mexico in the amount of $240,262, provided that an adequate reserve is being maintained by Smith Technology for the payments of such taxes and provided further that Smith Technology is actively pursuing a resolution of such tax liability with the appropriate taxing authorities; and


--------------------------------------------------------------------------------

                (j) the issuance of the Gould Arbitration Award and the entry of a judgment in the United States District Court for the Middle District of Pennsylvania in the amount of $1,004,217 in favor of the Stroud Township Board of Directors against BCM in connection with the U-Max Litigation (the "Stroud Township Judgment") provided that (i) the disposition, payment or satisfaction of such judgment occurs on or before September 30, 1997 in a manner satisfactory to the Agent, (ii) the entry of the Stroud Township Judgment does not create a lien on any property of any Borrower or Account Owner and (iii) the holder of the Stroud Township Judgment does not take any action or commence any proceeding, the effect of which is to create or impose such lien, or take any action or commence any proceeding, to enforce or execute on the Stroud Township Judgment or levy or foreclose upon any such lien, and provided further that in the event that the holder of the Stroud Township Judgment takes any action or commences any proceeding against the primary defendant in the U-Max Litigation to enforce or execute on the Stroud Township Judgment, then, in such event, unless any of the events described in clause (i) hereof shall have then occurred and are then continuing, BCM shall promptly obtain and post an appeal bond so as to stay the enforcement of the Stroud Township Judgment against it.

        4.      Amendment.  Upon the fulfillment of the conditions set forth in
Section 6 hereof, effective as of January 14, 1997 (except with respect to the amendment of paragraph 14(a) of the Loan Agreement as set forth in Section 4(f) below, which amendment shall be effective as of September 29, 1996), the Loan Agreement is hereby amended as follows:

                (a) Paragraph 1. Definitions. The definitions of the terms Net Income, Revolving Line of Credit and Total Credit Facility are deleted in their entireties, the following definitions are substituted in lieu thereof, and the terms "Compliance Conditions", "ESOP Dividend", "ESOP Stock", "Gould Arbitration Award", "Gould Settlement Agreement", "Intangible Assets, "Joint Venture Arrangement", "Mutual Pharmaceutical Settlement
Agreement", "Net Worth", "PRP Group", "Stock Repurchase Agreement", and "U-Max Litigation", and the definitions thereof, are added to Paragraph 1 in the appropriate alphabetical order:

                "Compliance Conditions" shall mean the conditions precedent to the payment of dividends on Junior Securities, as set forth in sub-clause (I) following the proviso to clause (ii) of paragraph 14(1) of this Agreement.

                "ESOP Dividend" means dividends payable in cash to the ESOP, as holder of the ESOP Stock, or to any other holders of the ESOP Stock.

                "ESOP Stock" means the outstanding shares of non-voting preferred stock of Smith Technology.

                "Gould Arbitration Award" shall mean the arbitration award in the amount of $4,500,000 made on or about June 27, 1996 against Smith Technology in favor of the PRP Group.

                "Gould Settlement Agreement" shall mean the Settlement Agreement which may be entered into after the date hereof between Smith Technology and the PRP Group, the terms and conditions of which shall be substantially the same as those contained in the final draft thereof dated or distributed to the Lenders on or about December 26, 1996, a copy of which is annexed hereto as Exhibit E.

                "Intangible Assets" shall mean, with respect to any Person as of any date of determination, the book value of all assets of such Person classified as intangible under GAAP, including without limitation, good will, deferred taxes, trademarks, trade names, patents, copyrights, and licenses.

                "Joint Venture Arrangement" shall mean any joint venture agreement or arrangement, whether or not in writing, between or among Smith Technology and/or any other Borrower, on the one hand, and one or more unrelated Persons, on the other hand, the primary purpose of which relates to the provision of environmental remediation or consultation, or other technological services.

                "Mutual Pharmaceutical Settlement Agreement" shall mean the settlement agreement dated September 12, 1996, as amended, among Mutual Pharmaceutical Company, Inc., Smith Technology and BCM.

                "Net Income" (or Net Loss) shall mean, with respect to any Person and its subsidiaries, on a consolidated basis, for any period, the aggregate income (or loss) of such Person for such period which shall be an amount equal to revenues and other proper items of income for such Person, less the aggregate for such Person of any and all items that are treated as expenses under GAAP, less Federal, state and local income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, and less dividends charged to income during such period, all computed and calculated in accordance with GAAP applied on a consistent basis.

                "Net Worth" shall mean, with respect to any Person as of any date of determination, an amount equal to the sum of (i) the amount appearing on the balance sheet, as of the most recently ended financial period, of such Person, under the caption "common stockholders' equity" or under a similarly worded caption plus (ii) the outstanding principal balance as of such date of all debt securities which are Junior Securities and the value as of such date of all equity securities which are Junior Securities, such value to be based on the amount carried on the books of the issuer of such equity securities and reflected on its balance sheet as of the most recently ended financial period.

                "PRP Group" shall mean each of the parties to the Gould Settlement Agreement other than Smith Technology or any other Borrower.

                "Revolving Line of Credit" shall mean the sum of $27,000,000, as such amount may be increased or decreased in accordance with the terms of this Agreement.

                "Stock Repurchase Agreement" means the agreement dated September 28, 1994, between Canonie Environmental Services Corp. and the trustees of the ESOP, relating to the repurchase of certain of the shares of ESOP Stock.

                "Total Credit Facility" shall mean the sum of $33,500,000, as such amount may be decreased in accordance with the terms of this Agreement.

                "U-Max Litigation" shall mean Civil Action No. 3:93-CV-14 brought in the U.S. District Court for the Middle District of Pennsylvania, captioned U-Max Engineering and Construction Corp.
                v. Stroud Township Board of Supervisors v. BCM Engineers, Inc. and Woodward -- Clyde Consulting.

                (b) Paragraph 3. Term Loans. The second sentence of Paragraph 3(a) is deleted in its entirety and the following is substituted in lieu thereof:

                "Principal payable on account of each Term Loan shall be payable in successive monthly installments (i) payable on the last day of each month, the first of which installments shall be due and payable on the last day of the month immediately following the 30th day after the Closing Date and (ii) the first thirty-four
                (34) of which installments shall be based on an amortization schedule consisting of forty-eight (48) equal and level payments, the last installment of which shall be in an amount equal to the then unpaid principal balance thereof, provided, however, that the entire unpaid principal balance of each Term Loan shall be due and payable in full upon the earliest to occur of (A) October 18, 1998 (the "Term Loan Maturity Date"), (B) the date upon which the Borrowers shall have elected to terminate this Agreement, pursuant to paragraph 12 hereof and (C) the date upon which the Liabilities shall have been accelerated pursuant to paragraph 17 hereof."

                (c) Paragraph 4. Letters of Credit. The first sentence of paragraph 4(a) is deleted in its entirety and the following is substituted in lieu thereof:

                "Subject to the terms and conditions of this Agreement and the Other Agreements, during the Revolving Credit Term, absent the existence of an Event of Default, from time to time upon a Borrower's request, the Issuing Bank may issue Letters of Credit in its sole and absolute discretion, provided that the aggregate undrawn amount of all such Letters of Credit shall at no time exceed Three Million Dollars ($3,000,000), and provided further that no Letter of Credit shall have an expiry date (i) more than 365 days from the date of issuance or (ii) later than the thirtieth day prior to the expiration of the Revolving Credit Term."

                (d) Paragraph 5. Interest, Fees and Charges. Paragraph 5(b) is deleted in its entirety and the following is substituted in lieu thereof:

                "(b) Determination of Applicable Margin. The Applicable Margin shall mean (i) at all times prior to May 15, 1996, 1.50% in the case of ABR Revolving Loans, 3.25% in the case of Eurodollar Revolving Loans, 1.75% in the case of ABR Term Loans and 3.50% in the case of Eurodollar Term Loans, (ii) at all times on and after May 15, 1996 and prior to January 14, 1997, 2.00% in the case of ABR Revolving Loans, 3.75% in the case of Eurodollar Revolving Loans, 2.25% in the case of ABR Term Loans and 4.00% in the case of Eurodollar Term Loans, and (iii) at all times on and after January 14, 1997, 2.50% in the case of ABR Revolving Loans, 4.25% in the case of Eurodollar Revolving Loans, 2.75% in the case of ABR Term Loans and 4.50% in the case of Eurodollar Term Loans, provided, that the Applicable Margin in the case of both ABR Revolving Loans and Eurodollar Revolving Loans (but not ABR Term Loans or Eurodollar Term Loans) otherwise in effect shall be reduced by one half of one percent (1/2 of 1%) for any period commencing at the beginning of a fiscal quarter (the "reduction date") and ending on the sooner of (i) the date an Event of Default shall have occurred and (ii) the date on which the Lenders shall have made a Revolving Loan based on any Eligible Unbilled Accounts, so long as no Event of Default shall have occurred and then be continuing on the reduction date, if no portion of the Revolving Loans outstanding at any time during the fiscal quarter immediately preceding the reduction date shall have been based on any Eligible Unbilled Accounts."

                (e) Paragraph 11. Schedules and Reports. Paragraph 11(a) is deleted in its entirety and the following is substituted in lieu thereof, and paragraph 11(b) is amended by (i) deleting the word "and" at the end of clause
(viii) thereof and substituting a semi-colon in lieu thereof and (ii) deleting the period at the end of clause (ix) thereof and substituting the following in lieu thereof:

                        "(a) Each Account Owner shall deliver to the Agent no less frequently than weekly, on each Monday for the previous week, in each case by facsimile transmission, a borrowing base certificate of such Account Owner for such week, in form and substance satisfactory to the Agent, together with a report of such Account Owner's sales, collections, debit and credit adjustments for such week, and a report of such Account Owner's Eligible Unbilled Accounts and Unbilled Accounts for such week. In addition, each Account Owner shall deliver to the Agent on the last Business Day of each month a projection, prepared by an authorized representative of such Account Owner, of the checks, cash, instruments and other collections such Account Owner expects to receive during the following month in payment of Accounts owing to such Account Owner which are not Eligible Accounts."

                        "(x) a progress report in reasonable detail of work
                performed and to be performed under outstanding contracts and other agreements to which any Borrower or Account Owner is a party, in respect of environmental remediation or consultation, or other technological services, provided in the usual course of its business by such Borrower or Account Owner, together with a schedule setting forth in reasonable detail such Borrower's or Account Owner's related accruals and related cash expenditures and receipts; (xi) a status report, together with all pertinent documentation, in respect of (A) the Gould Arbitration Award, including without limitation the docketing of or levy of execution upon any judgment in connection therewith, and, if applicable, the Gould Settlement Agreement, (B) the judgment entered on October 18, 1995, as amended, in favor of the plaintiffs in the U-Max Litigation, the appeal by BCM of such judgment and any levy of execution upon such judgment and (C) the Mutual Pharmaceutical Settlement Agreement; (xii) a status report regarding any proposed amendment, modification or waiver of any material term or provision of any of the Junior Securities; and (xiii) all documentation relating to any proposed or existing Joint Venture Arrangement, together with a description, in reasonable detail, of all projects in respect of which any such Joint Venture Arrangement is or will be engaged."

                (f) Paragraph 14. Covenants. Paragraph 14(a) is amended by deleting the date "September 30, 1996" and by substituting therefor the date "July 1, 1997".

                (g) Paragraph 14. Covenants. Paragraph 14(b)(i) is deleted in its entirety and the following is substituted in lieu thereof:

                        "(i) no later than thirty (30) days after each calendar
                month (except with respect to any such calendar month which coincides with the last month of any fiscal quarter, as to which such financial statements shall be delivered no later than forty-five (45) days after such calendar month) copies of internally prepared financial statements of Smith Technology and its Subsidiaries on a consolidated and consolidating, monthly and year-to-date, basis, including, without limitation, (x) balance sheets and statements of income of Smith Technology and its Subsidiaries (which shall disclose in reasonable detail the effect on the income statement and on the balance sheet of (A) the sale, transfer or other disposition, if any, of any plant, property or equipment, and (B) any checks, cash, instruments and other collections, if any, received in payment of Accounts which are not Eligible Accounts) and (y) statements of retained earnings of Smith Environmental and its Subsidiaries, certified by the chief financial officer of Smith Environmental and accompanied by a No Default Certificate and a Leverage Ratio Certificate, each signed by the Borrowers' Chief Financial Officer (which Certificates, for purposes hereof, may be consolidated into one certificate);"

                (h) Paragraph 14. Covenants. The parenthetical proviso contained in Paragraph 14(k) is deleted in its entirety and the following is substituted in lieu thereof:

                        "(provided, however, that Borrower shall (1) deliver to
                the Agent for the ratable benefit of the Lenders, pursuant to an executed stock pledge and security agreement, the form and substance of which shall be satisfactory to the Agent, the stock certificates evidencing all of the issued and outstanding shares of the capital stock of such newly created Subsidiary or Affiliate, together with stock transfer powers relating thereto, executed in bank and (2) cause each such newly created Subsidiary or Affiliate, upon the organization thereof, to execute and deliver to the Agent, for the ratable benefit of the Lenders (a) financing statements on form UCC-1, suitable for recordation in all requisite jurisdictions and (b) a secured guaranty of the Liabilities of each Borrower pursuant to an instrument of secured guaranty in form and substance satisfactory to the Agent)"

                (i) Paragraph 14. Covenants. Paragraph 14(n) is deleted in its entirety and the following is substituted in lieu thereof:

                        "(n) Borrower shall not change its fiscal year from a
                fiscal year ending on September 30, nor amend its organizational documents, or without the Lenders' prior written consent, materially amend or modify any material term or condition of the CVC Notes, the CVC Bridge Notes, the CVC Note Purchase Agreement, the Gould Settlement Agreement, the Mutual Pharmaceutical Settlement Agreement or the Consent Judgment."

                (j) Paragraph 14. Covenants. Clauses (i) through (vii) of paragraph 14(o) are deleted in their entireties, the following are substituted in lieu thereof, and clause (viii) thereof is renumbered as clause (x) thereof:

                        (o) Borrowers shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be so calculated and construed in accordance with GAAP, applied on a basis consistent with the financial statements of the Borrowers delivered on or before the Closing Date;

                        (i) Consolidated Net Income or Loss. Smith Technology and its Subsidiaries, on a consolidated basis, shall not have, as of the end of (A)(1) the fiscal quarter ending in December 1996, a Net Loss of greater than $355,000, (2) the fiscal quarter ending in March, 1997, a Net Loss of greater than $670,000, and (3) each fiscal quarter thereafter, a Net Loss of greater than $100,000 and (B)(1) the fiscal month of November, 1996, a Net Loss of greater than $70,000, (2) the fiscal month of December, 1996, a Net Loss of greater than $385,000, (3) the fiscal month of January, 1997, a Net Loss of greater than $335,000, (4) the fiscal month of February, 1997, a Net Loss of greater than $435,000 and (5) each fiscal month thereafter, a Net Loss of greater than $35,000, provided, however, that solely for purposes of determining compliance with this covenant only, the calculation of the Net Loss of Smith Technology and its Subsidiaries, on a consolidated basis, as of the end of any period of determination, shall exclude the aggregate amount of ESOP Dividends paid in accordance with Section 14(1) during such period;

                        (ii) Consolidated Net Worth. Smith Technology and its Subsidiaries, on a consolidated basis, shall maintain at all times during each period set forth below, a Net Worth of not less than the amount set forth below opposite each such period;

                                                  Minimum Consolidated
                Measuring Period                        Net Worth
                ----------------                  --------------------
                (A)  from September 30, 1996            $20,500,000
                     through December 30, 1996

                (B)  from December 31, 1996             $19,500,000
                     through March 30, 1997

                (C)  from March 31, 1997                $19,500,000
                     through June 29, 1997


        (D)  from June 30, 1997         $19,665,000
             through September
             29, 1997

        (E)  from September             $20,225,000
             30, 1997 through
             December 30, 1997

        (F)  from December              $20,900,000
             31, 1997 through
             March 30, 1998

        (G)  from March 31,             $20,655,000
             1998 through June
             29, 1998

        (H)  from June 30, 1998         $21,925,000
             through September
             29, 1998

        (I)  from September             $22,625,000
             30, 1998 and at all
             times thereafter


        (iii) Consolidated Interest Coverage Ratio. Smith Technology and its Subsidiaries, on a consolidated basis, shall maintain as of the end of each fiscal quarter set forth below, a ratio of (A) EBITDA for such fiscal quarter less Capital Expenditures made during such fiscal quarter to (B) Cash Interest Expense payable during such fiscal quarter of not less than the ratio set forth below opposite each such fiscal quarter, provided, however, that with respect to the fiscal quarters ending in June and December, 1997 and June 1998, the calculation of Cash Interest Expense payable during any such quarter shall exclude the $150,000 installment payable during such quarter pursuant to the Gould Settlement Agreement:

                                         Minimum Consolidated
        Measuring Period                Interest Coverage Ratio
        ----------------                -----------------------
        (A)  fiscal quarter ending            2.50 to 1.00
             in December, 1996

        (B)  fiscal quarter ending            2.10 to 1.00
             in March, 1997


                        (C)  fiscal quarter ending      3.20 to 1.00
                             in June, 1997

                        (D)  fiscal quarter ending      3.60 to 1.00
                             in September, 1997

                        (E)  fiscal quarter ending      2.80 to 1.00
                             in December, 1997

                        (F)  fiscal quarter ending      2.90 to 1.00
                             in March, 1998

                        (G)  fiscal quarter ending      3.70 to 1.00
                             in June, 1998


                        (H)  fiscal quarter ending      4.00 to 1.00
                             in September, 1998

                        (iv) Consolidated Current Ratio. Smith Technology and its Subsidiaries, on a consolidated basis, shall maintain as of the end of each fiscal quarter, commencing with the fiscal quarter ending in December, 1996, a ratio of (A) consolidated current assets to (B) consolidated current liabilities of not less than 1.10 to 1.00, provided, however, that solely for purposes of determining the Borrowers' compliance with this covenant, (x) consolidated current assets shall exclude any cash or its equivalent then on hand in excess of the aggregate amount of $1,800,000 and (y) consolidated current liabilities shall not include the outstanding principal balance of the Revolving Loans;

                        (v)     Consolidated Debt Service Coverage Ratio.
                Smith Technology and its Subsidiaries, on a consolidated basis, shall maintain as of the end of each fiscal quarter set forth below, a ratio of (A) FFO for such fiscal quarter less Capital Expenditures made during such fiscal quarter to (B) an amount equal to the product of .25 multiplied by the sum of (i) current principal maturities of long term debt due and owing during the immediately following period of four fiscal quarters and (ii) the portion of Capitalized Lease Obligations due and owing during such period which is allocable to the repayment of principal, of not less than the ratio set forth below opposite each such period:

                                                  Minimum Consolidated
                Measuring Period                  Debt Service Coverage Ratio
                ----------------                  ---------------------------
                (A)  fiscal quarter ending
                     in December, 1996                    .95 to 1.00

                (B)  fiscal quarter ending                .40 to 1.00
                     in March, 1997

                (C)  fiscal quarter ending                1.70 to 1.00
                     in June, 1997

                (D)  fiscal quarter ending                2.30 to 1.00
                     in September, 1997

                (E)  fiscal quarter ending                1.20 to 1.00
                     in December, 1997

                (F)  fiscal quarter ending                1.20 to 1.00
                     in March, 1998

                (G)  fiscal quarter ending                2.20 to 1.00
                     in June, 1998

                (H)  fiscal quarter ending                2.50 to 1.00
                     in September, 1998

                (vi) Consolidated Capital Expenditures. Smith Technology and its Subsidiaries, on a consolidated basis, shall not make Capital Expenditures of an aggregate amount during (A) the fiscal quarter ending in March, 1997 in excess of $525,000, (B) each fiscal quarter thereafter in excess of $450,000 and (C) any fiscal year in excess of $1,700,000;

                (vii) Maximum Funded Indebtedness. Smith Environmental and its Subsidiaries, on a consolidated basis, shall not have an aggregate amount of Funded Indebtedness, as of any date of determination, in excess of $50,000,000, provided, however, that for purposes of compliance with this covenant only, the calculation of Funded Indebtedness shall (x) exclude all Indebtedness of the kind described in clause (i) of the definition of the term Indebtedness, (y) exclude Indebtedness owing as of such date of determination to the PRP Group under the Gould Settlement Agreement, up to the respective amounts set forth on Schedule 14(o)(vii) and (z) include all Indebtedness which matures within one year from the date of determination, so long as such Indebtedness matures no more than one year from the date of its incurrence;

                        (viii) Minimum FFO. Smith Technology and its Subsidiaries, on a consolidated basis, shall maintain a minimum FFO as of the end of each fiscal quarter set forth below of not less than the amount set forth below opposite each such fiscal quarter:

                        Measuring Period                   Minimum FFO
                ---------------------------------        --------------
                (A)     fiscal quarter ending in              $775,000
                        December, 1996

                (B)     fiscal quarter ending in March,       $490,000
                        1997

                (C)     fiscal quarter ending in June,      $1,390,000
                        1997

                (D)     fiscal quarter ending in            $1,580,000
                        September, 1997

                (E)     fiscal quarter ending in              $965,000
                        December, 1997

                (F)     fiscal quarter ending in March,       $965,000
                        1998

                (G)     fiscal quarter ending in June,      $1,535,000
                        1998

                (H)     fiscal quarter ending in            $1,725,000
                        September, 1998

                        (ix) Maximum Consolidated Intangible Assets and Certain Fees. Smith Technology and its Subsidiaries, on a consolidated basis, shall maintain at all times during each period set forth below, an aggregate amount of (A) Intangible Assets plus (B) the aggregate amount of loan transaction fees payable to any of the Lenders on the Closing Date of not more than the amount set forth below opposite each such period:

                                                        Maximum Consolidated
                                                        Intangible Assets and
                        Measuring Period                Loan Transaction Fees
                        ----------------                ---------------------
                        (A)  from September 30,              $31,000,000
                             1996 through
                             December 30, 1996

                (B)     from December 31,       $31,250,000
                        1996 through
                        March 30, 1997

                (C)     from March 31,          $30,750,000
                        1997 through
                        June 29, 1997

                (D)     from June 30, 1997      $30,250,000
                        through September
                        29, 1997

                (E)     from September 30,      $29,750,000
                        1997 through
                        December 30, 1997

                (F)     from December 31,       $29,250,000
                        1997 through
                        March 30, 1998

                (G)     from March 31,          $28,750,000
                        1998 through
                        June 29, 1998

                (H)     from June 30, 1998      $28,250,000
                        through September
                        29, 1998

                (I)     from September 30,      $27,750,000
                        1998 and at all
                        times thereafter

        (k) Paragraph 16. Default. Paragraph 16 is amended by (i) deleting the word "or" at the end of clause (j) thereof, (ii) deleting the period at the end of clause (k) thereof and substituting a semi-colon, followed by the word "or", in lieu thereof, and (iii) adding the following new clause (1) as follows:

        "(1) Smith Technology, any other Borrower or Account Owner, to the extent it is a party to the Gould Settlement Agreement or the Mutual Pharmaceutical Settlement Agreement, shall be in default thereunder or the holder of the judgment in favor of the Stroud Township Board of Directors against BCM in connection with the U-Max Litigation and shall take any action or commence any proceeding, the effect of which is to (i) create or impose a lien on any property of any Borrower or Account Owner or (ii) enforce or execute on such judgment or levy or foreclose upon such lien."

        (l) Annex I to the Loan Agreement is deleted in its entirety and Annex I hereto is substituted in lieu thereof.

        (m) Schedules 1(a), 13(q), 13(s) and 13(t) to the Loan Agreement are deleted in their entireties and the Schedules annexed hereto are respectively substituted in lieu thereof, and Schedules 13(e), 13(f), 13(g) and 14(o)(vii) to the Loan Agreement are added to the Loan Agreement in the forms of the Schedules annexed hereto respectively.

        (n) A new Exhibit E to the Loan Agreement is hereby added in the form of Exhibit E to this Amendment.

        5. Representations and Warranties. In order to induce the Lenders and the Agent to enter into this Amendment, Smith Technology and each other Account Owner makes the following representations and warranties in favor of each of the Lenders and the Agent (which representations and warranties shall survive the execution and delivery of this Amendment) as of the date hereof:

                (a) Smith Technology and each other Account Owner has the corporate power, authority and legal right to execute, deliver and perform this Amendment, and the instruments, agreements, documents and transactions contemplated hereby, and has taken all actions necessary to authorize the execution, delivery and performance of this Amendment, and the instruments, agreements, documents and transactions contemplated hereby;

                (b) No consent of any Person (including, without limitation, shareholders or creditors of Smith Technology, as the case may be) other than the Lenders, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, and the instruments, agreements, documents and transactions contemplated hereby;

                (c) This Amendment has been duly executed and delivered on behalf of Smith Technology and each other Account Owner by its duly authorized officer, and constitutes the legal, valid and binding obligation of Smith Technology and each such Account Owner, enforceable in accordance with its terms;

                (d) Except as set forth in Section 3(f), and except for the failure of the Borrowers to pay their trade accounts payable and subcontractors in accordance with the payment terms thereof, neither Smith Technology nor any other Borrower is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof will (i) violate any law or regulation, (ii) result in or cause a violation by Smith Technology or by any other Account Owner of any order or decree of any court or government instrumentality, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which Smith

Technology or any other Account Owner is a party or by which it may be bound,
(iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of Smith Technology or of any other Account Owner, except in favor of the Agent for the benefit of the Lenders, to secure the Liabilities, or (v) violate any provision of the Articles or Certificate of Incorporation, By-Laws or any capital stock provisions of Smith Technology or of any other Account Owner;

                (e) No Default or Event of Default has occurred and is continuing, except for such Defaults and Events of Default as have been waived pursuant to this Amendment;

                (f) Since the date of the Agent's receipt of Smith Technology's consolidated and consolidating financial statements for the period ended November 30, 1996, no change or event has occurred which has had or is reasonably likely to have a Material Adverse Effect;

                (g) On September 23, 1996 Smith Technology filed with the Secretary of State of Delaware a Certificate of Ownership and Merger, pursuant to which Smith Technology changed its corporate name from "Smith Environmental Technologies Corporation" to "Smith Technology Corporation". Such change of name became effective on September 23, 1996. Such change of name is only a change in the corporate name of Smith Technology, and not a change in Smith Technology's corporate structure or business; and

                (h) The entry of the Stroud Township Judgment does not create a lien on any property of any Borrower or Account Owner, and the holder of the Stroud Township Judgment is not as of the date of this Amendment a "lien creditor" of any Borrower, or Account Owner, as such term is defined under
Section 9-301 of the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania.

                (i) The recitals contained in this Amendment are true and correct in all respects; and

                (j) The Agent has a perfected lien on and security interest in all of the Collateral, wherever located, subject to no other liens except for Permitted Liens.

        6. Conditions Precedent. This Amendment shall not become effective until all of the following conditions, the fulfillment of each of which is a condition precedent to the effectiveness of this Amendment, shall have occurred or shall have been waived in writing by the Agent and the Lenders.

                (a) The Agent and each of the Lenders shall have received a fully executed counterpart or original of this Amendment, together with all schedules and exhibits hereto, appropriately completed to the extent required, and those certain letters from the Agent and the Lenders to the Borrowers in respect of the application of proceeds of certain assets, and the preliminary results of a field examination of the Borrowers' books and records, each such letter to be appropriately acknowledged by the Borrowers.

        (b) Upon the effectiveness of this Amendment, all representations and warranties set forth in the Loan Agreement (except for such inducing representations and warranties that were only required to be true and correct as of a prior date) shall be true and correct in all material respects on and as of the effective date hereof, and no Default or Event of Default shall have occurred and be continuing.

        (c) No event or development shall have occurred since the date of delivery to the Lenders of the Borrowers' most recent financial statements which event or development has had or is reasonably likely to have a Material Adverse Effect.

        (d) The Agent shall have received a certificate from Smith Technology, executed by its Chief Executive Officer or other authorized officer, as to the accuracy and completeness of the representations and warranties contained in Section 5 hereof, together with a certified copy of the Certificate of Ownership and Merger referred to in Section 5(g).

        (e) All corporate and legal proceedings and all documents and instruments executed or delivered in connection with this Amendment shall be satisfactory in form and substance to the Lenders and their counsel, and the Lenders and their counsel shall have received all information and copies of all documents which the Lenders and their counsel may have requested in connection herewith and the matters contemplated hereunder, such documents, when requested by them, to be certified by appropriate corporate authorities.

        (f) The Lenders shall have received such further agreements, consents, instruments and documents as may be necessary or proper in the reasonable opinion of the Lenders, the Agent and their counsel to carry out the provisions and purposes of this Amendment.

        (g) The Agent shall have received from Smith Technology, for the pro rata benefit of the Lenders a non-refundable fee, in cash, in the amount of $100,000. Smith Technology hereby authorizes the Agent to debit Smith Technology's loan account by the amount of $100,000 in payment of such fee.

        (h) The Agent shall have received from Smith Technology a schedule, in reasonable detail, of each term, provision and condition of the Loan Agreement or any material Other Agreement with which any Borrower or Account Owner is not in compliance as of the effective date of this Amendment.

        (i) The Borrowers shall have entered into an agreement with CVC, the terms and conditions of which shall be satisfactory to the Agent, the Lenders and their counsel, which agreement shall provide for, among other things, the deferral of payment of, and the addition to the unpaid principal balance of the CVC Notes of, all installments of interest on the CVC Notes scheduled to have been paid on and after May 21, 1995 through and including May 21, 1998.

                (j) The Agent shall have received from Smith Technology a schedule setting forth in reasonable detail (i) a projection of dividend payments to be made on the ESOP Stock, including the amount and timing of each such payment and (ii) the number of shares of ESOP Stock to be redeemed, the dates on which such shares shall be redeemed, the value of such shares and the terms of payment of such redemption(s), in each case during the period from the date of this Amendment through the end of the Revolving Credit Term.

                (k) The Agent shall have received a duly executed counterpart of a certain lien waiver agreement between the Agent and Bankers Leasing Association, Inc., or its successor or assignee, if applicable (collectively the "Equipment Lessor"), the terms and conditions of which lien waiver agreement shall be satisfactory to the Agent.

                (l) The Agent and the Lenders shall have received updated disclosure schedules to the Loan Agreement, which schedules shall set forth in reasonable detail all of the pertinent information requested thereon and which information shall be satisfactory in both form and substance to the Agent and Lenders.

                (m) The Lenders and their counsel shall have received and reviewed to their satisfaction the Mutual Pharmaceutical Settlement Agreement and any other documents relating to the Mutual Pharmaceutical Settlement Agreement.

                (n) The Lenders and their counsel shall have received and reviewed to their satisfaction all documents relating to the U-Max Litigation.

                (o) The Agent shall have received from Smith Technology (i) a schedule describing in reasonable detail any existing contract between Smith Technology or any of its Subsidiaries and any federal governmental agency which contract relates to the provision of environmental remediation or consultation or other technological services (each a "Federal Governmental Contract"), (ii) a schedule reconciling each existing Federal Governmental Contract to the requisite documentation pursuant to which the right to payment on Accounts arising from or relating to each such Federal Governmental Contract was previously assigned to the Agent in full compliance with the Assignment of Claims Act of 1940, as amended, and (iii) all documentation referred to in clause (ii) hereof, to the extent that such documentation referred to in clause
(ii) was not previously executed and delivered in appropriate form to the Agent.

                (p) The Lenders shall have received and reviewed to their satisfaction (i) the certified financial statements of Smith Technology and its Subsidiaries, on a consolidated basis, for the fiscal year ending September 30, 1996 and (ii) revised consolidated financial projections of Smith Technology and its Subsidiaries, such projections to be prepared on a month-by-month basis for the period commencing on the effective date of this Amendment and ending on the last day of the Revolving Credit Term, such projections to include a schedule of all checks, cash, instruments and other collections anticipated to be received by any Borrower or Account Debtor, other than in the ordinary course of payment on Accounts.

                (q) The Agent shall have received a schedule containing a description, by item and type and where appropriate, by serial number, of all machinery and equipment to be sold, transferred or otherwise disposed of by Smith Technology pursuant to the Gould Settlement Agreement (the "Gould Equipment").

                (r) The Agent and its counsel shall have received and reviewed to their satisfaction copies of all material documents relating to each Joint Venture Arrangement in effect as of the date of this Amendment, and the Agent shall have received a schedule setting forth in reasonable detail a description of each Joint Venture Arrangement which any Borrower or Account Owner currently proposes to enter into after the date of this Amendment.

                (s) The Agent shall have received and reviewed to its satisfaction evidence of the Borrowers' compliance with all of the terms of the first sentence of paragraph 14(i) and the terms of paragraph 14(e) of the Loan Agreement.

        7.      General Provisions

                (a) Nothing contained in this Amendment shall be deemed to be a waiver of any Defaults or Events of Default other than those set forth in Sections 1, 2 and 3 hereof, whether or not the Agent or any of the Lenders shall have any knowledge thereof, nor shall anything contained in this Amendment be deemed to be a waiver of any future Default or Event of Default whatsoever, it being understood that the waivers contained herein shall only extend to the specific Defaults and Events of Default identified herein and then only throughout the periods specifically stated herein.

                (b) Each of the Borrowers hereby agrees, at its expense, as soon as practicable after the date of this Amendment, but in no event later than February 7, 1997, to engage a business consultant, the identity of such consultant, and the terms and conditions of the engagement of such consultant (including without limitation the length and scope of such engagement), to be acceptable to the Agent and the Lenders. Such consultant shall commence such engagement no later than February 14, 1997. The Borrowers agree that their failure to comply with the covenants contained in this subparagraphs (b) shall constitute an Event of Default.

                (c) Except as herein expressly amended, the Loan Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, with the exception of the Forbearance Agreement, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. The Forbearance Agreement is hereby terminated by mutual consent and is of no further force or effect.

                (d) In the event that the Borrowers shall have entered into the Gould Settlement Agreement after the date hereof, if the terms and conditions thereof are substantially the same as those contained in the final draft thereof distributed to and reviewed by the Agent's counsel on December 26, 1996, the Agent and the Lenders shall have no objection to the execution thereof by the Borrowers. Upon execution by all of the parties to the Gould

Settlement Agreement, Smith Technology shall deliver a true and correct copy thereof to the Agent. At any time following the execution of the Gould Settlement Agreement by all of the parties thereto, upon the request of Smith Technology, the Agent shall execute and deliver to Smith Technology or to its designee, financing statements on form UCC-3, pursuant to which the Agent shall release its lien on and security interest in the Gould Equipment, it being understood and agreed to by the Lenders that Smith Technology may sell, transfer or otherwise dispose of the Gould Equipment and the proceeds thereof may be delivered to the PRP Group free and clear of any lien on or security interest therein in favor of the Agent, notwithstanding anything to the contrary contained in the Loan Agreement. If any Borrower shall grant to any member of the PRP Group, or any agent or trustee acting on its behalf, any lien on or security interest in any property or assets of such Borrower, such grant of lien or security interest shall constitute an Event of Default unless, concurrently therewith, the PRP Group shall have entered into an intercreditor agreement with the Agent and the Lenders on terms and conditions acceptable to them.

        (e) The Borrowers agree that, within twenty (20) Business Days of the day hereof, they shall either (i) deliver to the Agent a stock pledge and security agreement, stock certificates, stock powers, secured guaranty and financing statements, each in the form referred to in the parenthetical proviso to paragraph 14(k) of the Loan Agreement, all with respect to Smith International Corporation, a Cayman Islands corporation, a wholly-owned Subsidiary of Smith Technology or (ii) cause the dissolution of such Subsidiary, satisfactory evidence of which shall be delivered by them to the Agent within such time period.

        (f) The Borrowers agree that, within twenty (20) Business Days of the date hereof, they shall have obtained from the Equipment Lessor and shall have delivered to the Agent the requisite financing statements on form UCC-3, suitable for recordation in all appropriate jurisdictions, executed by the Equipment Lessor, pursuant to which the Equipment Lessor shall have released its security interest in (i) all Accounts and (ii) all other property of Smith Technology which is not directly related to the equipment leased by the Equipment Lessor to Smith Technology.

        (g) The Borrowers agree that within twenty (20) Business Days of the date hereof, they shall deliver to the Agent (i) the back-up reports to the financial projections prepared on a break even basis and previously delivered to the Agent and (ii) an updated schedule of locations of all fixed assets of each Borrower.

        (h) All references in the Other Agreements to the Loan Agreement shall mean the Loan Agreement as waived and amended as of the effective date hereof, and as waived and amended hereby and as hereafter amended, supplemented or modified from time to time. From and after the date hereof, all references in the Loan Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Loan Agreement as waived and amended by this Amendment.

                (i) This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.

                (j) This Amendment shall be governed and controlled by the laws of the State of New York without reference to its choice of law principles.

     IN WITNESS WHEREOF, each of the Borrowers, BCM-Alabama, the Lenders and the Agent have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

SMITH TECHNOLOGY CORPORATION
formerly known as Smith                         RIEDEL ENVIRONMENTAL SERVICES
Environmental Technologies Corporation
                                                By:    [SIG]
                                                    ---------------------------
By:   [SIG]                                              (Title)
    ----------------------------------
    (Title)
                                                THE CHASE MANHATTAN BANK,
BCM ENGINEERS INC.                              formerly known as Chemical
a Pennsylvania corporation                      Bank, as a Lender and Agent

By:   [SIG]                                     By:   /s/ E. J. HESS
    ----------------------------------              ---------------------------
    (Title)                                         (Title) Vice President

BCM ENGINEERS INC.                              BTM CAPITAL CORPORATION,
an Alabama corporation                          formerly known as BOT Financial
                                                Corporation

By:   [SIG]                                     By:   [SIG]
    ----------------------------------              ---------------------------
    (Title)                                         (Title) Vice President

                                    ANNEX I


                                                            Revolving
                                                               Loan            Term Loan
Name and Address of Lenders            Commitment           Commitment         Commitment
---------------------------           -----------          -----------         ----------
BTM Capital Corporation,              $16,750,000          $13,500,000         $3,250,000
formerly known as BOT
Financial Corporation
2001 Ross Avenue
Suite 3160
Dallas, Texas

The Chase Manhattan Bank,             $16,750,000          $13,500,000         $3,250,000
formerly known as
Chemical Bank
633 Third Avenue
New York, New York 10017